                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 (to be filed on or about April 8, 1998), which registers shares under the Bayard Drilling Technologies, Inc. (the "Company") 1997 Stock Option and Stock Award Plan, of our report dated February 19, 1998, on our audit of the financial statements of the Company. We also consent to the reference to our firm under the caption "Independent Public Accountants."



                                             /s/ COOPERS & LYBRAND L.L.P.

                                             Coopers & Lybrand L.L.P.

Oklahoma City, Oklahoma
April 8, 1998